August 13, 1998




Global TeleMedia International, Inc.
3490 Piedmont Rd., Suite 600
Atlanta, Georgia  30305


            RE:   REGISTRATION STATEMENT ON FORM S-8
                  GLOBAL TELEMEDIA INTERNATIONAL, INC.
                  ------------------------------------

Gentlemen:

            We are acting as counsel for Global TeleMedia International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 2,890,000 shares (the "Shares") of the Company's common stock, par value $0.004 per share (the "Common Stock). The 2,890,000 Shares constitute up to 2,890,000 shares of Common Stock which may be issued by the Company upon the exercise of certain options granted to certain employees and consultants of the Company for consulting services previously rendered to the Company. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

            In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

            In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.
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            Based upon the foregoing and subject to the qualifications stated
herein, it is our opinion that the Shares, including the securities to be issued upon the exercise of any stock options ("Options") duly granted pursuant to the terms of the related agreements, when issued, paid for and delivered upon the exercise of such Options, in accordance with the terms of the related agreements, will be validly issued, fully paid and non-assessable.

            The opinions expressed herein are limited to matters involving the federal laws of the United States and to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the Registration Statement in the caption entitled "Interests of Named Experts and Counsel."

            The opinions expressed herein are rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                                Respectfully submitted,



                                                MATTHIAS & BERG LLP